Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: August 16, 2010

CRC Health Corporation Reports Operating Results

For the Three Months and Six Months Ended June 30, 2010

CUPERTINO, CA, August 16, 2010 – CRC Health Corporation (“CRC” or the “Company”), a leading provider of substance abuse treatment and adolescent youth services through its wholly owned consolidated subsidiaries, announced its results for the three months and six months ended June 30, 2010.

The Company has two operating divisions: recovery division and healthy living division. The recovery division provides substance abuse and behavioral disorder treatment services through residential treatment facilities and outpatient treatment clinics. The healthy living division includes programs and treatment services for adolescent youth as well as treatment services for eating disorders, obesity, and weight management serving all age groups. Adolescent and youth treatment services include therapeutic boarding schools and educational outdoor programs for children and adolescents struggling with academic, emotional, and behavioral issues.

During the second quarter of 2010, the Company lowered its view of forecasted future cash flows, compared to a forecast prepared in the fourth quarter of 2009, for the healthy living division. This was based upon the Company’s recent reassessment of economic conditions and lack of available credit for families of potential students of the healthy living division each of which affect both admissions and pricing. As a result, for the quarter and six months ended June 30, 2010, the Company recognized a $43.7 million non-cash impairment charge for goodwill and an $18.0 million non-cash impairment charge related to asset impairment.

Consolidated net revenue for the three months ended June 30, 2010 increased $5.8 million, or 5.3%, to $114.7 million compared to the same period in 2009. For the three months ended June 30, 2010, consolidated operating expenses increased $64.2 million, of which $61.7 million is related to goodwill and asset impairment charges, to $155.9 million, or 70.0%, compared to the same period in 2009. The three months ended June 30, 2010 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased $2.4 million, or 9.3%, to $28.1 million compared to $25.7 million during the same period in 2009.

Consolidated net revenue for the six months ended June 30, 2010 increased $7.0 million, or 3.3%, to $218.7 million compared to the same period in 2009. For the six months ended June 30, 2010, consolidated operating expenses increased $62.0 million, of which $61.7 million is related to goodwill and asset impairment charges, to $247.2 million, or 33.5%, compared to the same period in 2009. The six months ended June 30, 2010 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased $4.7 million, or 10.6%, to $48.9 million compared to $44.2 million during the same period in 2009.

Three Months Ended June 30, 2010 Financial Results:

The following table presents our operating income by division for the three months ended June 30, 2010 and 2009 (numbers in thousands, except for percentages).

	Three Months Ended June 30,
			2010 vs. 2009
	2010	2009	$ Change	% Change
Net revenue
Recovery division	$84,071	$78,386	$5,685	7.3%
Healthy living division	30,597	30,481	116	0.4%
Corporate	48	62	(14)	(22.6)%

	114,716	108,929	5,787	5.3%
Operating expenses
Recovery division	54,454	52,791	1,663	3.2%
Healthy living division(1)	93,609	30,215	63,394	209.8%
Corporate	7,910	8,732	(822)	(9.4)%

	155,973	91,738	64,235	70.0%
Operating income (loss)
Recovery division	29,617	25,595	4,022	15.7%
Healthy living division	(63,012)	266	(63,278)	(23,788.7)%
Corporate	(7,862)	(8,670)	808	(9.3)%

Operating income	$(41,257)	$17,191	$(58,448)	(340.0)%

(1)	Healthy living division operating expenses for the three months ended June 30, 2010 include $18.0 million asset impairment and $43.7 million goodwill impairment.

CRC Health Corporation Adjusted Pro forma EBITDA by Segment

and Adjusted Pro Forma Operating Margins for the Three Months

Ended June 30, 2010 and 2009 (in thousands):

	Three Months Ended June 30,
			2010 vs. 2009
	2010	2009	$ Change	% Change
Net Revenue
Recovery division	$84,071	$78,386	$5,685	7.3%
Healthy living division	30,597	30,481	116	0.4%
Corporate	48	62	(14)	(22.6)%

	114,716	108,929	5,787	5.3%
Adjusted Pro Forma Operating Expenses
Recovery division	51,828	50,156	1,672	3.3%
Healthy living division	30,055	27,480	2,575	9.4%
Corporate	4,760	5,605	(845)	(15.1)%

	86,643	83,241	3,402	4.1%
Adjusted Pro Forma EBITDA
Recovery division	32,243	28,230	4,013	14.2%
Healthy living division	542	3,001	(2,459)	(81.9)%
Corporate	(4,712)	(5,543)	831	(15.0)%

	$28,073	$25,688	$2,385	9.3%

Adjusted Pro Forma Operating Margins
Recovery division	38.4%	36.0%
Healthy living division	1.8%	9.8%
CRC Health Corporation	24.5%	23.6%

Recovery Division:

Three Months Ended June 30, 2010 Compared to Three Months Ended June 30, 2009

•

Net revenue increased $5.7 million, or 7.3%, to $84.1 million for the quarter from $78.4 million from the comparable prior-year quarter. Revenue increases were primarily driven by an increase of $3.9 million in residential facilities and an increase of $1.8 million within comprehensive treatment centers (“CTCs”). Same-facility net revenue increases were similar to total-facility net revenue increases for the quarter compared to the comparable prior-year quarter.

•

For the comparable quarters in 2010 and 2009, adjusted pro forma revenue was the same as revenue measured on the basis of Generally Accepted Accounting Principles of the United States (US “GAAP”). Thus, the above explanations related to changes in GAAP revenue also apply to adjusted pro forma revenue.

•	Adjusted pro forma EBITDA increased $4.0 million, or 14.2%, to $32.2 million for the quarter from $28.2 million from the comparable prior-year quarter.

•	Recovery division operating expenses increased $1.7 million for the comparable quarters in 2010 and 2009 due primarily to increases in supplies, facilities and other operating costs.

•	Recovery division same-facility operating expenses increased $1.9 million driven by an increase of $1.4 million in residential facilities and an increase of $0.5 million in CTCs.

Healthy Living Division:

Three Months Ended June 30, 2010 Compared to Three Months Ended June 30, 2009

•

Net revenue increased $0.1 million, or 0.4%, to $30.6 million for the quarter from $30.5 million from the comparable prior-year quarter. The increase in revenue was driven by increases of $1.1 million and $0.1 million within weight management and outdoor programs, respectively, offset by a decrease of $1.1 million in residential facilities. Same-facility net revenue increases were similar to total facility net revenue decreases for the quarter compared to the comparable prior-year quarter.

•

For the comparable quarters in 2010 and 2009, adjusted pro forma revenue was the same as revenue measured on a U.S. GAAP basis. Thus, the above explanations related to changes in GAAP revenue also apply to adjusted pro forma revenue.

•	Adjusted pro forma EBITDA decreased $2.5 million to $0.5 million for the quarter from $3.0 million from the comparable prior-year quarter.

•	Healthy living division incurred an increase of $63.4 million in operating expense, or 209.8%, primarily driven by non-cash goodwill and asset impairment charges of $61.7 million.

•	Healthy living division same-facility operating expenses increased $19.6 million primarily due to asset impairment charges of $17.9 million.

Corporate:

Three Months Ended June 30, 2010 Compared to Three Months Ended June 30, 2009

•	Corporate operating expenses decreased $0.8 million or 9.4% for the comparable quarters in 2010 and 2009 reflecting primarily cost savings from restructuring activities from 2009.

Six Months Ended June 30, 2010 Financial Results:

The following table presents our operating income by division for the six months ended June 30, 2010 and 2009 (numbers in thousands, except for percentages).

	Six Months Ended June 30,
			2010 vs. 2009
	2010	2009	$ Change	% Change
Net revenue
Recovery division	$163,120	$153,450	$9,670	6.3%
Healthy living division	55,517	58,195	(2,678)	(4.6)%
Corporate	98	126	(28)	(22.2)%

	218,735	211,771	6,964	3.3%
Operating expenses
Recovery division	108,194	107,188	1,006	0.9%
Healthy living division(1)	122,670	61,169	61,501	100.5%
Corporate	16,288	16,759	(471)	(2.8)%

	247,152	185,116	62,036	33.5%
Operating income (loss)
Recovery division	54,926	46,262	8,664	18.7%
Healthy living division	(67,153)	(2,974)	(64,179)	2,158.0%
Corporate	(16,190)	(16,633)	443	(2.7)%

Operating income	$(28,417)	$26,655	$(55,072)	(206.6)%

(1)	Healthy living division operating expenses for the six months ended June 30, 2010 include $18.0 million asset impairment and $43.7 million goodwill impairment.

CRC Health Corporation Adjusted Pro forma EBITDA by Segment

and Adjusted Pro Forma Operating Margins for the Six Months

Ended June 30, 2010 and 2009 (in thousands):

	Six Months Ended June 30,
	2010		2009	2010 vs. 2009
				$ Change	% Change
Net Revenue
Recovery division	$163,120		$153,450	$9,670	6.3%
Healthy living division	55,517		58,195	(2,678)	(4.6)%
Corporate	98		126	(28)	(22.2)%

	218,735		211,771	6,964	3.3%
Adjusted Pro Forma Operating Expenses
Recovery division	102,979		101,541	1,438	1.4%
Healthy living division	57,073		55,328	1,745	3.2%
Corporate	9,750		10,661	(911)	(8.5)%

	169,802		167,530	2,272	1.4%
Adjusted Pro Forma EBITDA
Recovery division	60,141		51,909	8,232	15.9%
Healthy living division	(1,556)		2,867	(4,423)	(154.3)%
Corporate	(9,652)		(10,535)	883	(8.4)%

	$48,933		$44,241	$4,692	10.6%

Adjusted Pro Forma Operating Margins
Recovery division	36.9%		33.8%
Healthy living division	(2.8	) %	4.9%
CRC Health Corporation	22.4%		20.9%

Recovery Division:

Six months Ended June 30, 2010 Compared to Six months Ended June 30, 2009

•

Net revenue increased $9.7 million, or 6.3%, to $163.1 million for the six months ended June 30, 2010 from $153.4 million from the comparable prior-year period. Revenue increases were primarily driven by an increase of $6.7 million in residential facilities and an increase of $3.0 million within CTCs. Same-facility net revenue increases were similar to total-facility net revenue increases for the six months ended June 30, 2010 compared to the comparable prior-year period.

•

For the comparable periods in 2010 and 2009, adjusted pro forma revenue was the same as revenue measured on the basis of Generally Accepted Accounting Principles of the United States (US “GAAP”). Thus, the above explanations related to changes in GAAP revenue also apply to adjusted pro forma revenue.

•	Adjusted pro forma EBITDA increased $8.2 million, or 15.9%, to $60.1 million for the six months ended June 30, 2010 from $51.9 million of the comparable prior-year period.

•

Recovery division operating expenses increased $1.0 million for the comparable periods in 2010 and 2009 due primarily to an increase of $0.8 million in provision for doubtful accounts, and an increase of $0.9 million in supplies, facilities and other costs, offset by a decrease of $0.9 million in administrative expenses primarily from restructuring activities from 2009.

•

Recovery division same-facility operating expenses increased $2.0 million for the six months ended June 30, 2010 compared to the comparable prior-year period. Operating expense increases were primarily driven by an increase of $1.7 million in residential facilities and an increase of $0.3 million within CTCs.

Healthy Living Division:

Six months Ended June 30, 2010 Compared to Six months Ended June 30, 2009

•

Net revenue decreased $2.7 million, or 4.6%, to $55.5 million for the six months ended June 30, 2010 from $58.2 million of the comparable prior-year period. The decrease in revenue was driven by negative economic conditions including lack of availability of student loans, census reductions, and other factors. Same-facility net revenue decreases were similar to total facility net revenue decreases for the period compared to the comparable prior-year period.

•

For the comparable periods in 2010 and 2009, adjusted pro forma revenue was the same as revenue measured on a U.S. GAAP basis. Thus, the above explanations related to changes in GAAP revenue also apply to adjusted pro forma revenue.

•	Adjusted pro forma EBITDA decreased $4.4 million to $(1.6) million for the six months ended June 30, 2010 from $2.8 million from the comparable prior-year period.

•

Healthy living division incurred an increase of $61.5 million in operating expense, or 100.5%, primarily driven by non-cash goodwill and asset impairment charges of $61.7 million, offset by a decrease of $0.4 million in salaries and benefits.

•	Healthy living division same-facility operating expenses increased $18.9 million, or 35.6%, for the comparable periods in 2010 and 2009 primarily due to asset impairment charges of $17.9 million.

Corporate:

Six months Ended June 30, 2010 Compared to Six months Ended June 30, 2009

•

Corporate operating expenses decreased $0.5 million or 2.8% for the comparable periods in 2010 and 2009 reflecting cost savings primarily in salaries and benefits from restructuring activities from 2009.

EBITDA and Adjusted pro forma EBITDA are supplemental non-GAAP financial measures that CRC believes provide useful information to both management and investors concerning its ability to comply with certain covenants in its borrowing arrangements that are tied to these measures and to meet its future debt obligations. CRC also believes that including the effect of these items allows management and investors to better compare CRC’s financial performance from period-to-period, and to better compare CRC’s financial performance with that of its competitors.

Adjusted pro forma EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations, further adjusted for the items listed below in the table entitled “Reconciliation of Net Income (Loss) Attributable to CRC Health Corporation to Adjusted Pro Forma EBITDA for the Three Months and Six Months Ended June 30, 2010 and 2009.” Adjusted pro forma EBITDA takes into account all adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing CRC’s 10 3/4% senior subordinated notes due 2016 and its senior secured credit facility, as amended to date. Additionally, Adjusted pro forma EBITDA is calculated on a consolidated basis and does not give effect to discontinued operations presentation.

The pro forma adjustments are based upon available information and certain assumptions that CRC believes are reasonable. Adjusted pro forma EBITDA is for informational purposes only and does not purport to represent what CRC’s result of operations or financial position would have been if the acquisitions had actually been completed at the beginning of such period, nor does such information purport to project the results of operations for any future period.

The presentation of these supplemental non-GAAP financial measures is not meant to be considered in isolation of, or as a substitute for net income (loss) or other financial results prepared in accordance with GAAP.

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

JUNE 30, 2010 AND DECEMBER 31, 2009

(In thousands, except share amounts)

	June 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,660	$4,982
Restricted cash	1,046	420
Accounts receivable, net of allowance for doubtful accounts of $5,698 in 2010 and $5,327 in 2009	32,695	31,558
Prepaid expenses	6,661	7,489
Other current assets	1,392	1,306
Income taxes receivable		676
Deferred income taxes	7,606	6,346
Current assets of discontinued operations	1,758	1,720

Total current assets	61,818	54,497
PROPERTY AND EQUIPMENT-Net	122,646	125,215
GOODWILL	530,356	573,594
INTANGIBLE ASSETS-Net	318,000	335,409
OTHER ASSETS-Net	19,811	19,619

TOTAL ASSETS	$1,052,631	$1,108,334

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,214	$3,011
Accrued liabilities	36,848	29,851
Income taxes payable	4,785	—
Current portion of long-term debt	1,715	8,814
Other current liabilities	29,279	25,992
Current liabilities of discontinued operations	1,765	2,114

Total current liabilities	80,606	69,782
LONG-TERM DEBT-Less current portion	606,518	622,262
OTHER LONG-TERM LIABILITIES	8,196	8,735
LIABILITIES OF DISCONTINUED OPERATIONS	1,298	1,679
DEFERRED INCOME TAXES	107,283	117,334

Total liabilities	803,901	819,792

COMMITMENTS AND CONTINGENCIES
CRC HEALTH CORPORATION STOCKHOLDER’S EQUITY:
Common stock, $0.001 par value-1,000 shares authorized; 1,000 shares issued and outstanding at June 30, 2010 and December 31, 2009	—	—
Additional paid-in capital	457,464	454,880
Accumulated deficit	(204,956)	(161,363)
Accumulated other comprehensive loss	(3,778)	(4,975)

Total CRC Health Corporation stockholder’s equity	248,730	288,542

NONCONTROLLING INTEREST	—	—

Total equity	248,730	288,542

TOTAL LIABILITIES AND EQUITY	$1,052,631	$1,108,334

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

(In thousands)

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
NET REVENUE:
Net client service revenue	$114,716	$108,929	$218,735	$211,771

OPERATING EXPENSES:
Salaries and benefits	54,101	54,070	107,738	109,741
Supplies, facilities and other operating costs	32,949	30,562	63,090	61,112
Provision for doubtful accounts	1,924	1,530	3,767	3,012
Depreciation and amortization	5,319	5,576	10,877	11,251
Asset impairment	18,009	—	18,009	—
Goodwill impairment	43,671	—	43,671	—

Total operating expenses	155,973	91,738	247,152	185,116

OPERATING (LOSS) INCOME	(41,257)	17,191	(28,417)	26,655
INTEREST EXPENSE	(10,711)	(11,866)	(21,517)	(23,818)
OTHER EXPENSE	(88)	—	(88)	(82)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(52,056)	5,325	(50,022)	2,755
INCOME TAX (BENEFIT) EXPENSE	(7,805)	2,520	(6,936)	247

(LOSS) INCOME FROM CONTINUING OPERATIONS, NET OF TAX	(44,251)	2,805	(43,086)	2,508
LOSS FROM DISCONTINUED OPERATIONS (net of tax benefit of ($151) and ($267) in the three months ended June 30, 2010 and 2009, and ($314) and ($838) in the six months ended June 30, 2010 and 2009, respectively)	(203)	(474)	(507)	(1,491)

NET (LOSS) INCOME	(44,454)	2,331	(43,593)	1,017
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	—	9	—	(119)

NET (LOSS) INCOME ATTRIBUTABLE TO CRC HEALTH CORPORATION	$(44,454)	$2,322	$(43,593)	$1,136

AMOUNTS ATTRIBUTABLE TO CRC HEALTH CORPORATION:
(LOSS) INCOME FROM CONTINUING OPERATIONS, NET OF TAX	$(44,251)	$2,796	$(43,086)	$2,623
DISCONTINUED OPERATIONS, NET OF TAX	(203)	(474)	(507)	(1,487)

NET (LOSS) INCOME ATTRIBUTABLE TO CRC HEALTH CORPORATION	$(44,454)	$2,322	$(43,593)	$1,136

Reconciliation of Net Income (Loss) Attributable to CRC Health Corporation to

Adjusted Pro Forma EBITDA for the Three Months and Six Months

Ended June 30, 2010 and 2009 (in thousands):

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
NET INCOME (LOSS) ATTRIBUTABLE TO CRC HEALTH CORPORATION:
Net (loss) income attributable to CRC Health Corporation	$(44,454)	$2,322	$(43,593)	$1,136

Depreciation and amortization	5,322	5,658	10,884	11,429
Income tax (benefit) expense	(7,956)	2,253	(7,250)	(591)
Interest expense	10,713	11,868	21,520	23,823

EBITDA	(36,375)	22,101	(18,439)	35,797

ADJUSTMENTS TO EBITDA:
Discontinued operations	331	540	720	550
Asset impairment	18,009	—	18,009	1,417
Goodwill impairment	43,671	—	43,671	—
Non-impairment restructuring activities	200	710	281	2,152
Stock-based compensation expense	1,428	1,393	2,855	2,788
Foreign exchange translation	2	(8)	(1)	(7)
Loss (gain) on fixed asset disposal	(9)	98	(15)	170
Management fees	674	680	1,641	1,238
Debt costs	71	—	141	—
Worker’s compensation adjustment	(17)	—	(17)	—
Transaction expenses	—	136	—	117
Write-off of cancelled acquisitions	—	84	—	62
Noncontrolling interest	—	9	—	(119)
Franchise taxes	—	(55)	(1)	(9)
Other non-recurring costs	88	—	88	85

Total pro forma adjustments to EBITDA	64,448	3,587	67,372	8,444

ADJUSTED PRO FORMA EBITDA	$28,073	$25,688	$48,933	$44,241

CRC Health Corporation	Six Months Ended June 30,
Selected Statistics	2010	2009
Recovery Division:
Residential facilities:
Number of facilities - end of period	46	44
Available beds - end of period	1,929	1,910
Patient days	285,394	274,230
Net revenue per patient day	$366.75	$357.34
CTCs:
Number of clinics - end of period	54	54
Patient days	4,755,255	4,658,976
Net revenue per patient day	$12.29	$11.90

Healthy Living Division:
Residential facilities:
Number of facilities - end of period	16	18
Patient days	127,975	137,603
Net revenue per patient day	$245.62	$253.56
Outdoor programs:
Number of facilities - end of period	7	9
Patient days	26,805	26,580
Net revenue per patient day	$435.18	$469.60
Weight management programs:
Number of facilities - end of period	18	15
Patient days	38,815	34,230
Net revenue per patient day	$319.28	$319.54

Conference Call

CRC Health Corporation will host a conference call, open to all interested parties, on Wednesday, August 18, 2010 beginning at 12:00 PM Eastern Time (9:00 AM Pacific Time). The number to call within the United States is (888) 812-8522. Participants outside the United States should call (913) 312-0701. The conference ID is 3412013.

A replay of the conference call will be available starting at 3:00 PM Eastern Time on Wednesday August 18, 2010 until 3:00 PM Eastern Time Wednesday August 25, 2010. The replay number for callers within the United States is (888) 203-1112 or (719) 457-0820 from outside the United States and the conference ID for all callers is 3412013.

Forward-Looking Statements

This press release includes or may include “forward-looking statements.” All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: changes in government reimbursement for CRC’s services; CRC’s substantial indebtedness; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; attempts by local residents to force our closure or relocation; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment facilities; the possibility that commercial payors for CRC’s services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC’s outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC’s ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of CRC’s management; claims asserted against CRC or lack of adequate available insurance; and certain restrictive covenants in CRC’s debt documents.

Contact:

CRC Health Corporation

Kevin Hogge, 877-272-8668

Chief Financial Officer